Exhibit (11) under N-1A
                                   Exhibit 23 under Item 601/Reg SK


CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Post-Effective Amendment No. 15 tot he Registration Statement of the BT Investment Equity 500 Index Fund (one of the Funds comprising BT Pyramid Mutual Funds) on Form N-1A of our report dated January 27, 1997 on our audits of the financial statements and financial highlights of the BT Pyramid Mutual Funds, which report is included in the Annual Report to Shareholders for the year ended December 31, 1996 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent tot he reference in the Statement of Additional Information to our Firm under the caption `Counsel and Independent Accountants.''

                                               /s/ Coopers & Lybrand L.L.P.
                                                   COOPERS & LYBRAND L.L.P.



Kansas City, Missouri
March 11, 1997